UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

____________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01  Regulation FD Disclosure.

     On November 12, 2009, the Registrant issued a press release announcing the positive capital effects of the Worker, Homeownership and Business Assistance Act of 2009.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

November 12, 2009	By:	/s/ Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated November 12, 2009.

FirstFed Financial Corp. Announces Positive Capital Effects of
Worker, Homeownership and Business Assistance Act of 2009

Los Angeles, Calif. (November 12, 2009) – FirstFed Financial Corp. (OTC-FFED.PK; the “Company”) announced today the positive capital effects of the Worker, Homeownership, and Business Assistance Act of 2009, which became law on November 6, 2009. The new law allows businesses to carry back net operating losses from 2008 and 2009 for up to five years. In light of the new tax legislation, FirstFed Financial Corp. will book a tax benefit in the fourth quarter of 2009 and anticipates receiving a federal income tax cash refund during the first quarter of 2010.

It is too early to estimate the full-year benefit; however, the Company can quantify the law’s impact in relation to its results for the nine months through September 30, 2009, and will be disclosing it as a subsequent event in its quarterly report on Form 10-Q. Had the new law been effective in the third quarter, the Company’s wholly-owned banking subsidiary, First Federal Bank of California, would have had an additional $76.28 million in capital at September 30, 2009, which would have raised the Bank’s core and risk-based capital ratios at that date to 5.49% and 11.13%, respectively.

The Bank’s loan delinquency levels continue to trend downward. Unaudited, unconsolidated monthly results as of October 31, 2009 show a decline in delinquent loans of $58.7 million, or 16%, from the previous month. October was the eighth consecutive month in which the Bank’s loan delinquencies decreased. Total delinquencies are now less than half of historic peak levels reported by the Company in early 2009.

About FirstFed Financial Corp.

FirstFed Financial Corp. is a savings and loan holding company.  The Company owns and operates First Federal Bank of California, a federally chartered savings association.  The Company’s principal executive offices are located at 12555 W. Jefferson Boulevard, Los Angeles, California 90066, and its telephone number is (310) 302-5600.  Information about the Company, including corporate background and press releases, is available through the Company’s website at www.firstfedca.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to, the ability and willingness of borrowers to pay their mortgage loans, which is affected by external factors such as interest rates, the California real estate market and the strength of the California market, in particular employment levels; fluctuations between consumer interest rates and the cost of funds; federal and state regulation of lending, deposit and other operations, including the regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; competition for financial products and services within the Bank’s market areas; operational and infrastructural risks; capital market activities; critical accounting estimates; and such other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

Douglas J. Goddard
Chief Financial Officer
FirstFed Financial Corp.
(310) 302-1714